                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Applied Materials, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                                                         DATE: February 16, 2001
TO:  All Employees

FROM: Jim Morgan

SUBJECT: 2001 Proxy Materials

I am pleased to advise you that in connection with our March 22, 2001 Annual Meeting, the Company's 2001 Proxy Statement, 2000 Annual Report and Form 10-K for fiscal 2000 are now available to you electronically. You may view and/or print these documents by visiting the Company's Web site at the following address: http://www.appliedmaterials.com/financial/annual_proxy.html

If you are an Applied Materials stockholder and own shares (1) through the Applied Materials Employee Savings and Retirement Plan (the "401(k) plan"); (2) through the Applied Materials Employees' Stock Purchase Plan with the Bank of San Francisco, Salomon Smith Barney or E*Trade; or (3) as a registered holder, instructions on how to vote for each account in which you hold shares will be sent to you by e-mail next week. Please note that if you vote over the Internet, there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

I urge you to carefully read the Company's 2001 Proxy Statement. It contains important information concerning the proposal to elect ten directors and information you may find useful in determining how to vote.

If you prefer to receive hard copies of the Company's 2001 Proxy Statement, 2000 Annual Report or Form 10-K for fiscal 2000, please contact John Nunziati in Investor Relations in Santa Clara at ext. 62762.

Applied Materials 2000 Annual Report, 2000 Form 10-K and 2001 Proxy
Statement

Welcome Applied Materials Stockholder:

This site contains Applied Materials 2000 Annual Report, 2000 Form 10-K and 2001 Proxy Statement.

Stockholders, who in the past have consented to electronic delivery, and certain of our employee stockholders, have been given the opportunity to receive the 2001 Proxy Statement, our 2000 Annual Report and our 2000 Form 10-K via the Internet instead of receiving printed versions. Thank you for choosing this convenient way to view our proxy materials.

2000 Annual Report
Click here for the HTML version.
Click here for the PDF version.

2000 Form 10-K
Click here for the HTML version.
Click here for the PDF version.

2001 Proxy Statement
Click here for the HTML version.
Click here for the PDF version.

About the HTML version

The HTML (Hyper Text Markup Language) version of the 2000 Annual Report, 2000 Form 10-K and 2001 Proxy Statement can be viewed on any computer. However, the HTML version may not preserve the look and feel of the original documents.

About the PDF version

The PDF (Portable Document Format) version of the 2000 Annual Report, 2000 Form 10-K and 2001 Proxy Statement will preserve the look and feel of the original document, including the colors, images and formatting. You will need Adobe(R) Acrobat(R) Reader on your computer to download the PDF version to your hard drive and print it. If you don't have it -- or aren't sure -- get the free Acrobat Reader by following the instructions below.

Download Adobe Acrobat Reader Software free of charge from the Adobe Web site. Complete and detailed instructions are provided there.

Request a hard copy

If you have difficulty in printing or would otherwise like a copy of the printed version of the 2000 Annual Report, 2000 Form 10-K or 2001 Proxy Statement, visit our Investor Relations Web site and order it online or call our Investor Relations department at 1-800-882-0373. Other literature is also available, including previous annual reports, 10-Ks and 10-Qs.

Methods of Voting

Applied Materials stockholders may vote via the Internet or by telephone through services provided by ADP Investor Communication Services. For Internet and telephone voting instructions, please click here or refer to the information included with your proxy card.

Voting on the Internet or by Telephone

The Internet and telephone voting procedures are designed to authenticate your identity through the use of a control number that is provided to Applied Materials stockholders by e-mail or on each proxy card sent by mail. The procedures also allow you to vote your shares and to confirm that your instructions have been properly recorded. If you decide to vote your shares on the Internet, you should be aware that there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

Votes submitted on the Internet or by telephone must be received by 11:59 p.m., Eastern Standard time, on March 21, 2001. Submitting your proxy on the Internet or by telephone will not affect your right to vote in person if you decide to attend the meeting.

The section below provides instructions to vote your shares on the Internet or by telephone.

Voting on the Internet

You may vote your shares on the Internet at www.proxyvote.com.

Voting by Telephone

You may vote your shares by telephone by following the instructions provided by e-mail or on each proxy card sent by mail.